UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBURU, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NUBURU, INC.

7442 S Tucson Way, Suite 130

Centennial, CO 80112

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 27, 2024

To the Stockholders of Nuburu, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Nuburu, Inc., a Delaware corporation (the “Company”), to be held at the Company’s executive offices located at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112 on September 27, 2024 at 9:00 a.m., Mountain Time, for the following purposes:

1.
To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock (the "Share Cap") on conversion of certain convertible notes, and any future adjustments of the conversion price of such notes;

2.
To approve the issuance of up to $35.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock;

3.
To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum; and

4.
To transact such other business as may properly come before the Special Meeting

The Board has fixed the close of business on August 26, 2024 (the “record date”) as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponements thereof. Please review in detail the proxy statement for a more complete statement of matters to be considered at the Special Meeting. We will mail proxy materials on or about [_], 2024 to our stockholders of record as of the close of business on the record date.

It is important that your shares be represented and voted whether or not you plan to attend the Special Meeting. You may vote on the internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the internet, by telephone or by written proxy will ensure your shares are represented at the Special Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2024

 Our proxy statement for the Special Meeting and proxy card are also available free of charge at

www.proxydocs.com/BURU

Our Board has determined that the matters to be considered at the Special Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, our Board unanimously recommends a vote “FOR” each matter to be considered.

August [_], 2024	By order of the Board, /s/ Brian Knaley Brian Knaley Chief Executive Officer

Nuburu, Inc.

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Special Meeting of Stockholders

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Nuburu, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), on or about [_], 2024, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on September 27, 2024 at 9:00 a.m., Mountain Time, at the Company’s executive offices in Centennial, Colorado, and any adjournment or postponements thereof. To participate in the Special Meeting, you will need the 12 or 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The cost of soliciting proxies will be borne by the Company. Following the mailing of this proxy statement, the Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations. The Company does not intend to retain a proxy solicitor in connection with the Special Meeting. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Only holders of record of outstanding shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) at the close of business on August 26, 2024 (the “record date”), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on the record date. There were [3,484,749] shares of Common Stock outstanding and entitled to vote on August 26, 2024.

QUESTIONS AND ANSWERS ABOUT THE

PROXY MATERIALS AND OUR SPECIAL MEETING

How do I attend, participate in, and ask questions during the Special Meeting?

The Special Meeting will start at 9:00 a.m., Mountain Time, on September 27, 2024. In order to enter the Special Meeting, you will need the 12 or 16-digit control number, which is included on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.”

Who is entitled to vote at the Special Meeting?

Only our stockholders of record at the close of business on August 26, 2024, the record date for the Special Meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Special Meeting, or any postponement(s) or adjournment(s) of the Special Meeting. As of the record date, there were [3,484,749] shares of Common Stock outstanding, all of which are entitled to be voted at the Special Meeting.

How do I vote?

You may vote “For” or “Against” the proposals, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Special Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•
To vote over the Internet prior to the Special Meeting, follow the instructions provided on the proxy card that you receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
•
To vote by telephone, call the toll-free number found on the proxy card you receive by mail or e-mail.
•
To vote by mail, complete, sign and date the proxy card you receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Special Meeting, we will vote your shares as you direct.

Even if you plan to participate in the Special Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Special Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 9:00 a.m. Moutain Time on September 27, 2024. Even if you have submitted your vote before the Special Meeting, you may still attend the Special Meeting and vote electronically. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.

Can I revoke my proxy and change my vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•
You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•
You may send a written notice that you are revoking your proxy to Nuburu’s Corporate Secretary at 7442 S Tucson Way, Suite 130, Centennial, CO 80112.
•
You may attend the Special Meeting and vote at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker (or bank or other nominee) and in accordance with its procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Brian Knaley, our Chief Executive Officer, has been designated as the proxy holder for the Special Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Special Meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the (1) issuance of shares in excess of the Share Cap on conversion of certain convertible notes, and any future adjustments of the conversion price of such notes; (2) issuance of up to $35 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Common Stock; (3) approval, if necessary, of the adjournment to solicit additional proxies; and (4) any other matters that properly come before the Special Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote are present by remote communication or represented by proxy at the Special Meeting. On the Record Date, there were [3,484,749] shares of Common Stock outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present by remote communication or represented by proxy, may adjourn the Special Meeting to another time or place.

What vote is required to approve each item?

Proposal One — To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap on conversion of certain convertible notes, and any future adjustments of the conversion price of such notes. The affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal Two — Issuance of up to $35 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock. The affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal Three – Approval of the adjournment of the Special Meeting, if necessary, from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum. The affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Other Matters. For each other matter, including any adjournments, the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and entitled to vote is required for the approval of the proposal.

What are the recommendations of the Board?

Each of the recommendations of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote “FOR” each of the proposals described below. If you sign and return your proxy card but do not specify how you want your shares voted, the person named as the proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

The Board does not know of any other matters that may be brought before the Special Meeting. In the event that any other matter should properly come before the Special Meeting, the proxy holder will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What are the effects of broker non-votes?

A broker “non-vote” generally occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. Broker non-votes will not effect voting on the proposals.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items. The Company believes that the proposals to be considered at the Special Meeting are non-routine matters under applicable rules. Accordingly, we believe your broker, bank, or other holder of record will not have discretion to vote your shares on the proposals, in which case, if you do not instruct your broker how to vote, your broker may not vote with respect to such proposal. However, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the New York Stock Exchange, which regulates broker-dealers and their discretion to vote on stockholder proposals. In the event that a proposal is deemed to be routine, we will provide notice of that by filing additional soliciting materials with the Securities and Exchange Commission (“SEC”).

How are abstentions treated?

Abstentions will have the effect of votes against the proposals.

Where can I find the voting results of the Special Meeting?

We intend to disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the Special Meeting.

PROPOSAL 1 – ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP ON CONVERSION OF CERTAIN CONVERTIBLE NOTES, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF SUCH NOTES

On August 6, 2024, the Company entered into a securities purchase agreement with Esousa Group Holdings LLC (“Esousa”) pursuant to which, in exchange for a capital infusion of $500,000, the Company issued an unsecured, subordinated convertible note with 5% OID, 15% interest, and a 6-month maturity date, and which is convertible into common stock at the lower of a 20% discount to: (a) a 10% premium to the price as of the date of execution, or (b) the lowest daily volume-weighted average price (VWAP) during the 10 days prior to conversion. On August 19, 2024, the Company entered into an identical transaction with Esousa, except that the capital provided was $148,000, for an aggregate of $648,000 provided by Esousa pursuant to both transactions. Pursuant to a registration rights agreement, Esousa was also provided the right to require the Company to file a registration statement with the SEC to register the resale of shares that it may receive on conversion of the notes.

Esousa also holds senior convertible notes of the Company, $648,000 in aggregate principal of which it agreed to extinguish in exchange for an unsecured, subordinated convertible note in the same principal amount that bears no interest for so long as it is not in default, and has a 6-month maturity date and a conversion price equal to 25% of the closing price on the day prior to the conversion date.

Both notes are unsecured and subordinated to the Company’s outstanding senior convertible notes and junior bridge notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the common stock on an eligible exchange.

During the period commencing on the execution date and ending on the date immediately following the 30th day after the latest of: (i) the execution date, (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the SEC, and (iii) the date on which stockholder approval to exceed the Share Cap is obtained, the Company agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of equity securities or equity-linked or related securities, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights.

The notes provide a beneficial ownership limitation that limits the number of shares the holder may beneficially own at any one time to less than 9.9%. Consequently, the number of shares of Common Stock the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the holder may sell some or all of the shares received upon conversion of the notes, permitting the holder to acquire additional shares in compliance with the beneficial ownership limitation.

The issuance of the notes and underlying Common Stock, will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders.

Additional information regarding the transactions, including transaction documents, described in this Proposal 1 can be found in the Current Report on Form 8-K filed by the Company on August 12, 2024.

Reasons for Requesting Stockholder Approval

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value.

The Board has determined that the issuance of the notes described in this Proposal 1 and the issuance of shares of Common Stock on conversion of the notes, is in the best interests of the Company and its stockholders because of the Company’s critical need to obtain additional financing in order to pursue its business plans, achieve commercialization, and reduce existing debt.

Possible Effects of Disapproval of this Proposal

If the Company fails to obtain the approval of its stockholders as required by NYSE American, there will be an event of default under the notes, requiring the Company to immediately repay the notes.

The Company’s ability to successfully implement its business plans, achieve commercialization, and ultimately generate value for stockholders is dependent on its ability to raise capital. If the Company is unsuccessful in retaining the capital raised pursuant to the notes, or raising additional capital, it would be required to curtail its business plans and instead reduce operating expenses, dispose of assets, and seek extended terms on existing obligations, among other things, the effect of which would adversely impact future results.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP ON CONVERSION OF CERTAIN CONVERTIBLE NOTES, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF SUCH NOTES.

PROPOSAL 2 – Issuance of up to $35 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that may require stockholder approval under NYSE American rules, we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

We are asking our stockholders to approve the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions (including without limitation private placements or issuances in connection with equity lines of credit or similar facilities), subject to the following limitations:

•
the total aggregate consideration will not exceed $35 million;
•
the maximum discount at which securities (which may consist of shares of Common Stock or securities convertible into Common Stock, and accompanying warrants for the issuance of additional shares of Common Stock) will be equivalent to no more than a discount of 30% to the market price of our Common Stock at the date of issuance;
•
such offerings will occur, if at all, on or before the date that is 90 days following the date that Proposal 2 is approved by stockholders; and
•
such other terms as our Board of Directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. Existing stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Our Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than $35 million worth of shares of Common Stock in the aggregate pursuant to the authority requested from stockholders under this proposal. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings would be until such offerings are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $35 million.

We expect the net proceeds of any offerings will be used for working capital and general corporate purposes. Other than the transaction described in Proposal 1, we currently have no arrangements regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

Issuance of up to $35 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock.

PROPOSAL 3 - ADJOURNMENT OF THE SPECIAL MEETING FROM TIME TO TIME, TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, UNDER CERTAIN CIRCUMSTANCES, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS, IN THE EVENT THE COMPANY DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTE TO APPROVE SUCH PROPOSALS OR ESTABLISH A QUORUM

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals, or to establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or to establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of August 26, 2024 (the "Ownership Date"), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current named executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and restricted stock units and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Percentage ownership of our Common Stock in the table below is based on [3,484,749] shares of our Common Stock issued and outstanding on August 26, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	254,153	—	254,153	7.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	273,907	—	273,907	7.9%
Esousa Group Holdings LLC(3)	348,126	—	348,126	9.9%

Named Executive Officers and Directors:
Brian Knaley(4)	32,930	12,636	45,566	1.3%
Brian Faircloth(5)	5,087	1,243	6,330	*
Ron Nicol(6)	63,483	47,292	110,775	3.2%
Daniel Hirsch(7)	469	3,630	4,099	*
Lily Yan Hughes(8)	469	4,582	5,051	*
Kristi Hummel(9)	469	5,005	5,474	*
Elizabeth Mora(10)	469	2,063	2,532	*
Matteo Ricchebuono	—	—	—	*
Alessandro Zamboni	—	—	—	*
Common Shares all directors and executive officers own as a group (9 persons)	103,376	76,451	179,827	5.2%

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1) Includes (i) 52,862 shares of Common Stock held by Anzu Nuburu LLC, (ii) 24,314 shares of Common Stock held by Anzu Nuburu II LLC, (iii) 19,979 shares of Common Stock held by Anzu Nuburu III LLC, (iv) 133,024 shares of Common Stock held by Anzu Nuburu V LLC, (v) 2,339 shares of Common Stock held by Anzu Partners LLC, (vi) 6,609 shares of Common Stock held by David Seldin, (vii) 13,192 shares of Common Stock issuable to Mr. Seldin upon conversion of the 7% convertible promissory notes due 2026 (the “Senior Convertible Notes”) issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, by and among the Company and the investors listed on Schedule I thereto (the “Purchase Agreement”), (viii) 1,355 shares of Common Stock held by David & Jennifer Michael Family Ltd Partnership, (ix) 319 shares of Common Stock held by CST Global LLC, and (x) 160 shares of Common Stock held by Whitney Haring-Smith. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa, Florida 33626.

(2) Includes (i) 82,786 shares of Common Stock held by Wilson-Garling 2020 Family Trust uad 9/20/20, of which Jill Garling is the trustee, (ii) 181,687 shares of Common Stock issuable to the Wilson Garling 2023 Family Trust, of which Ms. Garling is also the trustee, upon conversion of the the Senior Convertible Notes issued pursuant the

Purchase Agreement, and (iii) 9,434 shares of Common Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager.

(3) Includes shares of Common Stock issuable upon conversion of the convertible notes issued on August 6, 2024 and shares of Common Stock upon conversion of the convertible notes issued on August 19, 2024 (the “Subordinated Convertible Notes”). Pursuant to the terms of the Subordinated Convertible Notes, the Company cannot issue shares of Common Stock to Esousa, and Esousa cannot convert the Subordinated Convertible Notes, to the extent that Esousa would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding shares of Common Stock.

(4) Includes (i) 32,930 shares of Common Stock held by Mr. Knaley and (ii) 12,636 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Knaley.

(5) Includes (i) 5,087 shares of Common Stock held by Mr. Faircloth, (ii) 805 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Faircloth. and (iii) 438 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Faircloth.

(6) Includes (i) 23,033 shares of Common Stock held by Eunomia, LP, of which Mr. Nicol is the manager, (ii) 36,338 shares of Common Stock issuable to Eunomia, LP upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, (iii) 4,112 shares of Common Stock held by Mr. Nicol, and (iv) 47,292 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Nicol.

(7) Includes (i) 469 shares of Common Stock held by Mr. Hirsch and (ii) 3,630 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Hirsch.

(8) Includes (i) 469 shares of Common Stock held by Ms. Hughes and (ii) 4,582 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Hughes.

(9) Includes (i) 469 shares of Common Stock held by Ms. Hummel and (ii) 5,005 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Hummel.

(10) Includes (i) 469 shares of Common Stock held by Ms. Mora and (ii) 2,063 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Mora.

Percentage ownership of our Series A preferred stock ("Preferred Stock") in the table below is based on 2,388,905 shares of our Preferred Stock issued and outstanding on August 26, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	1,081,361		1,081,361	45.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	121,205		121,205	5.1%
Esousa Holdings LLC

Named Executive Officers and Directors:
Brian Knaley
Brian Faircloth
Ron Nicol(3)	121,308		121,308	5.1%
Daniel Hirsch
Lily Yan Hughes
Kristi Hummel
Elizabeth Mora
Matteo Ricchebuono
Alessandro Zamboni
Series A Preferred Shares all directors and executive officers own as a group (9 persons)	121,308		121,308	5.1%

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1) Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 500,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa Florida 33626.

(2) Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager.

(3) Includes 121,308 shares of Preferred Stock held by Eunomia, LP, of which Mr. Nicol is the manager.

ADDITIONAL INFORMATION

Stockholder Proposals

The Company intends to hold a regular annual meeting in 2024 regardless of the outcome of the matters to be submitted at the Special Meeting.

Because our meeting will be later than 30 days after the date of the 2023 annual meeting of stockholders, if a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a‑8 of the Exchange Act, then the proposal should be received by our corporate secretary at our principal executive offices within 10 days after the announcement of the date of the annual meeting. In addition, stockholder proposals must comply with the requirements of Rule 14a‑8 regarding the inclusion of stockholder proposals in company‑sponsored proxy materials. Proposals should be addressed to:

Nuburu, Inc.
Attention: Corporate Secretary

7442 S Tucson Way, Suite 130,

Centennial, CO 80112

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. Because our meeting will be later than 30 days after the date of the 2023 annual meeting of stockholders, to be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices within 10 days after the announcement of the date of the annual meeting.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Nuburu stockholders may be “householding” our proxy materials. A single proxy statement or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or notice of internet availability of proxy materials, you may (1) notify your broker or (2) direct your written request to: Investor Relations, Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112. Stockholders who currently receive multiple copies of the proxy statement or notice of internet availability of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

You may obtain additional copies of this proxy statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address or telephone number:

Nuburu, Inc.
Attention: Corporate Secretary

7442 S Tucson Way, Suite 130,

Centennial, CO 80112

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than September 23, 2024.

Other Matters

The Company knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

NUBURU C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions Scan QR for digital voting Nuburu, Inc. Special Meeting of Stockholders For Stockholders of record as of August 26, 2024 Friday, September 27, 2024 9:00 AM, Mountain Time Nuburu, Inc., 7442 S. Tucson Way, Suite 130, Centennial, CO 80112 C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/BURU • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-520-4351 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:00 AM, Mountain Time, September 27, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Brian Knaley, our Chief Executive Officer (the "Named Proxy"), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Nuburu, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved.

Nuburu Nuburu, Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of 19.99% of the Company's outstanding common stock on conversion of certain convertible notes, and any future adjustments of the conversion price of such notes; FOR 2. To approve the issuance of up to $35 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company's common stock; FOR 3. To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum; and FOR 4. To transact such other business as may properly come before the Special Meeting Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date.